EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of MainStreet Financial Corporation (the "Company") that the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 30, 2007	By:	/s/ David L. Hatfield David L. Hatfield President and Chief Executive Officer (Principal Executive Officer)

Date: March 30, 2007	By:	/s/ James R. Toburen James R. Toburen Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)